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                                                                Exhibit 10.1



                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                 AMENDMENT AND RESTATEMENT, dated as of __________, 1997, of the EMPLOYMENT AGREEMENT, dated as of August 16, 1991, between SYRATECH CORPORATION, a Delaware corporation (the "Company") and LEONARD FLORENCE (the "Executive"), as heretofore amended by Amendment No. 1 dated as of July 27, 1995.

                 The Executive is now Chairman of the Board and President, and is now, and at all times since prior to August 16, 1991 has been, Chief Executive Officer, of the Company. On August 16, 1991 the Company and the Executive entered into an Employment Agreement (the "Employment Agreement") so that, among other things, the Company would (i) be assured of the services of the Executive on a full-time basis for a period of not less than five years, and (ii) have the benefits of the Executive's services as an advisor, and the Executive's covenant not to compete with the Company, for a period of not less than three years following the Executive's term of full-time employment. The Employment Agreement provided, among other things, for the computation and payment of a retirement benefit to the Executive. On July 27, 1995 the Company and the Executive executed Amendment No. 1 to the Employment Agreement so as to modify the Employment Agreement (i) insofar as it related to the computation and payment of the retirement benefit and (ii) to provide for payment of a survivor's benefit to the Executive's surviving spouse. As of the date hereof, there has been a change in control of the Company, and the Company wishes to amend and restate the Employment Agreement as previously amended, and the Executive has consented to such amendment and restatement.

                 Now, therefore, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                 1.       Continuation of Employment; Term.

                          1.1     The Company hereby agrees to continue the
employment of the Executive, and the Executive hereby accepts continued employment by the Company for a term of service (including a term of full-time employment and a term of advisory service) determined in accordance with this Amended and Restated Employment Agreement (the "Restated Agreement").

                          1.2     the Executive's term of full-time employment
pursuant to this Restated Agreement shall, unless otherwise terminated pursuant to Section 4 of this Restated Agreement, continue until the earlier of (i) the fifth anniversary of the date of this Restated Agreement, or (ii) the third anniversary of receipt of a notice of termination given by the Executive to the Company at any time on or after the third anniversary of the date of this Restated Agreement, which notice shall state that it is being given pursuant to clause (ii) of Section 1.2 of this Restated Agreement. The


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Executive's term of advisory service (the "Advisory Period") shall begin on the day next following the last day of the Executive's term of full-time employment in accordance with this Restated Agreement and shall end on the third anniversary of such day.

                 2.       Duties and Authority.

                          2.1     Duties During Term of Full-Time Employment.
During the Executive's term of full-time employment the Executive shall devote his full working time and energies to the business and affairs of the Company. The Executive agrees during such term to use his best efforts, skill and abilities to promote the Company's interests; to serve as a director and officer of the Company if elected by the stockholders or Board; to serve as a director and officer of any corporation which is a subsidiary of the Company if elected by the stockholders or board of directors of such subsidiary corporation; and to perform such duties (consistent with his status as set forth below in this Section 2) as may be assigned to him by the Board. During his term of full-time employment, the Executive shall not, directly or indirectly, without the prior consent of a majority of the members of the Board who are not employees of the Company or any of its subsidiaries, render any services to any other person, or acquire any interests of any type in any other person, in conflict with his full-time, exclusive position as Chief Executive Officer of the Company; provided, however, that the foregoing shall not be deemed to prohibit the Executive from (a) acquiring, solely as an investment and through market purchases, securities of any entity which are registered under Section 12 of the Securities Exchange Act of 1934 and which are publicly traded so long as he is not part of any control group of such corporation, (b) acquiring, solely as an investment, any securities of, or interests in, any other entity so long as he remains a passive investor in such entity and does not become part of any control group thereof and so long as such entity has no material business connection with the Company or any of its subsidiaries, (c) serving as a director of any other corporation which is not in competition with the Company or any of its subsidiaries and which has no material business connection with the Company or any of its subsidiaries; or (d) devoting such time and energy as the Executive deems appropriate consistent with his duties hereunder to the work of eleemosynary institutions of the Executive's choosing.

                          2.2     Authority; Chief Executive Officer.  Subject
to the direction and control of the Board, during the Executive's term of full-time employment the Executive shall be the Chief Executive Officer of the Company and, as such, shall have the power and authority now provided for in Sections 5.6 and 5.7 of Article 5 of the Bylaws of the Company. The Executive will perform his services subject only to the direction and control of the Board and will report only to the Board.

                          2.3     Election to Board, Etc.  So long as the
Executive's term of full-time employment by the Company continues (i) the Executive shall be included



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in the management slate for election as a director at every stockholders'
meeting at which his term as a director would otherwise expire, and the Company shall use its best efforts to cause the Executive to be elected as a director of the Company; (ii) the Executive shall be elected as Chief Executive Officer of the Company by the Board at each meeting of directors called therefor; (iii) if the Board shall appoint an Executive Committee, the Executive shall be elected to serve as a member of such committee; and (iv) unless the Executive otherwise consents in writing, the headquarters for the performance of his services shall be the principal executive offices of the Company in the greater Boston, Massachusetts metropolitan area, subject to such reasonable travel as the performance of his duties in the business of the Company may require.

                          2.4     Duties During Advisory Period.  During the
Executive's Advisory Period (as determined in accordance with Section 1.2), the Executive will provide such advisory services concerning the business, affairs and management of the Company as may reasonably be requested by the Board but shall not be required to devote more than 40 days each year to such services, which shall be performed at a time and place mutually convenient to both parties. The Executive may, subject to the restrictions of Sections 7 and 8, engage in other employment during the Advisory Period, and the Company shall use its best efforts to require his advisory services under this Restated Agreement at times and places compatible with his other employment or with his private activities. If requested by the Board and elected, the Executive shall serve, without additional compensation, as a member of the Board and/or Executive Committee and other committees of the Board during the Advisory Period. During the Advisory Period the Company shall supply the Executive with such secretarial and other services (including transportation and the use of office facilities) as may be reasonably necessary to the performance of his duties under this Section.

                 3.       Compensation.

                          3.1     Base Salary During Term of Full-Time
Employment. The Company shall pay or cause to be paid to the Executive during the term of full-time employment a base salary of not less than One Million One Hundred Fifty Thousand Dollars ($1,150,000) per annum, payable in monthly or more frequent installments in accordance with the Company's regular payroll practices for senior executives. It is expressly contemplated that the Company may, in its discretion but without any obligation, increase the Executive's base salary during the term of full-time employment. Once the Executive's base salary shall have been increased, it shall not thereafter be decreased without his written consent.

                          3.2     Base Salary During Advisory Period.  The
Company shall pay or cause to be paid to the Executive during the Advisory Period annual compensation in an amount equal to not less than 25% of the Executive's final base salary. As used in this Restated Agreement, the term "final base salary" shall mean the annual base salary which the Executive shall be receiving from the Company at




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the time of termination of the Executive's term of full-time employment.  Such compensation shall be paid in monthly or more frequent installments in accordance with the Company's regular payroll practices for senior executives. Amounts paid to the Executive pursuant to this Section 3.2 shall not diminish or otherwise adversely affect any retirement benefits to which the Executive might otherwise be entitled.

                          3.3     Retirement/Survivor's Benefit.  From and
after the "Deemed Retirement Date" (as hereinafter defined) and until the last day of the month during which the death of the survivor of the Executive and the "Executive's Spouse" (as hereinafter defined) shall occur, the Executive (or the Executive's Spouse) shall be entitled to receive from the Company, and the Company shall pay to the Executive (or from and after the date of the Executive's death, the Executive's Spouse if she shall survive the Executive), as a fully vested benefit, an annual retirement (or survivor's) benefit equal to the product of (i) two percentum (2%) of the greater of (a) One Million One Hundred Fifty Thousand Dollars ($1,150,000) or (b) the average total annual compensation (i.e., base salary plus bonus compensation) paid to the Executive by the Company in the three years (as defined below) next preceding the Deemed Retirement Date, and (ii) the number of full years (a "year" being defined as a period of 365 calendar days) during which the Executive was a full-time employee of the Company or one or more subsidiaries of the Company (whether or not such full-time employment occurred before or after the date of this Restated Agreement so long as such full-time employment occurred after the date of incorporation of the Company), calculated as of the Deemed Retirement Date; provided, however, that such annual retirement or survivor's benefit shall be offset (that is, diminished) by the amount of any annual retirement (or survivor's) benefit that the Executive (or the Executive's Spouse) shall be or become entitled to receive (and shall actually receive) under any Company-funded pension plan that may be adopted after the date of this Restated Agreement. The annual retirement (or survivor's) benefit shall be payable in equal monthly installments in arrears beginning with the last day of the month in which the Deemed Retirement Date occurs. As used herein, the term "Deemed Retirement Date" shall mean the first day of the month next following the calendar month during which occurs the earlier of (x) the date of the Executive's death or (y) the last day of full-time employment of the Executive by the Company, regardless of the circumstances under which the Executive's full-time employment is terminated; and the term "Executive's Spouse" shall mean the Executive's wife on the date of this Restated Agreement.

                          3.4     Other Benefits.

                                  3.4.1    During the term of full-time
employment the Executive shall remain eligible to participate and shall be entitled to participate on the same basis and at levels at least as high as other senior executives, in any pension, profit-sharing, bonus, stock award, stock option or similar plan or program of the Company now existing or established hereafter, to the extent that he is eligible under the general provisions hereof.




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                                  3.4.2    During the Executive's term of
full-time employment and during the Advisory Period, the Executive also shall be entitled to participate on the same basis as other senior executives in any group insurance, hospitalization, medical, health and accident, disability, or similar plans and programs (collectively, "Insurance Plans") of the Company now existing or hereafter established to the extent that he is eligible under the general provisions thereof.

                 4.       Termination of Service.

                       4.1 Discharge for Cause. The Board may discharge the Executive for cause at any time and thereby terminate the Executive's term of full-time employment. Such discharge shall be effected by written notice (the "Discharge Notice") to the Executive which shall specify the reasons for the Executive's discharge and the effective date thereof. As used herein, the term "for cause" shall mean only criminal dishonesty (evidenced by a felony conviction from which no further appeal can be taken) or willful violation of specific written directions from the Board (which directions must not be inconsistent with the provisions of this Restated Agreement); provided, however, that if (i) such discharge is effected because of the Executive's willful violation without proper cause of specific written directions from the Board, and (ii) within seven days following the date of receipt by the Executive of the Discharge Notice the Executive shall cease his refusal and shall use his best efforts to carry out such written directions, the discharge and termination shall not be effective. Upon termination pursuant to this
Section 4.1, this Restated Agreement and all benefits hereunder shall terminate, except (a) that such discharge and termination shall not affect the rights of the Executive and the Executive's Spouse under Section 3.3 of this Restated Agreement or any rights which the Executive may have at the time of discharge and termination pursuant to any insurance or other death benefit (excluding the death benefit provided for in Section 4.3), bonus, retirement, severance pay or stock award plans or arrangements of the Company or any subsidiary, or any stock option plan or any options granted thereunder, which rights shall continue to be governed by the provisions of such plans and arrangements, and (b) as otherwise provided in Sections 6, 7 and 8.

                          4.2     Disability.  The Executive's term of
full-time employment may be terminated by the Company if the Executive becomes disabled during his employment hereunder so that he is unable substantially to perform his services hereunder for six consecutive months. Such termination shall be determined by resolution of the Board after the expiration of said six months, said termination to be operative on the effective date determined in such resolution, which such effective date shall not be sooner than thirty days after written notice to the Executive of the adoption of such resolution. The Company shall pay the Executive his full compensation through such effective date and shall pay or cause to be paid to the Executive until the third anniversary of such effective date annual compensation in an amount equal to not less than 40% of the Executive's final base salary as defined in Section
3.2. Amounts paid to the Executive pursuant to this Section 4.2 shall not




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(i) diminish or otherwise adversely affect any retirement benefits to which the
Executive might otherwise be entitled, or (ii) affect any rights which the Executive may have at the time of termination pursuant to Section 3.3 of this Restated Agreement or pursuant to any insurance or other death benefit, bonus, retirement, severance pay or stock award plans or arrangements of the Company or any subsidiary, or any stock option plan or any options granted thereunder, which rights shall continue to be governed by the provisions of such plans and arrangements. No Advisory Period shall follow a termination of the Executive's employment pursuant to this Section 4.2.

                          4.3     Death.  If the Executive shall die during the
term of this Restated Agreement, this Restated Agreement and all benefits hereunder shall terminate except that (i) if death occurs during the term of full-time employment, the Executive's surviving spouse, if any, shall be entitled to receive the Executive's final base salary as defined in Section 3.2 to the last day of the twelfth month next following the month in which his death occurs; (ii) such termination shall not affect any rights which the Executive or the Executive's spouse may have at the time of his death pursuant to Section 3.3 of this Restated Agreement or pursuant to any insurance or other death benefit, bonus, retirement, or stock award plans or arrangements of the Company or any subsidiary, or any stock option plan or any options granted thereunder, which rights shall continue to be governed by the provisions of such plans and arrangements; and (iii) if death occurs during the Advisory Period, the Executive's surviving spouse, if any, shall be entitled to receive the compensation being paid to him under Section 3.2 immediately before his death to the last day of the twelfth month next following the month in which his death occurs or, if earlier, the month in which the Advisory Period otherwise would have ended pursuant to Section 1.2.

                          4.4     Discharge Without Cause; Diminution of Duties
and Responsibilities. The Company retains the right to discharge the Executive without cause at any time by written notice of termination of full-time employment given to the Executive, which notice shall become effective no sooner than 90 days after receipt thereof. Notwithstanding the failure of the Company to give such notice, if the Executive shall not be continued during the term of his full-time employment hereunder as Chief Executive Officer with the responsibilities, powers and authority provided in Section 2.2 and as a director of the Company and of any corporate affiliate of the Company which directly or indirectly controls the Company, and as a member of the Executive Committee (if any) appointed by the Board of the Company and of any corporate affiliate of the Company which directly or indirectly controls the Company, the Executive shall have the right to terminate his term of full time employment under this Restated Agreement by giving written notice to the Company at any time within ninety (90) days after such event. The Executive's term of full-time employment shall terminate on the effective date specified in such notice which effective date shall be no sooner than thirty days following the date on which such notice is given. If the Company discharges the Executive without cause, or if the





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Executive terminates his term of full-tine employment pursuant to this Section, the Executive shall continue to receive, as severance compensation, all of the compensation provided in Section 3.1 hereof, and shall be entitled to all of the benefits which would otherwise accrue or which he would otherwise be entitled to receive (including, but not limited to, the benefits referred to in Sections 3.3 and 3.4 hereof), for, during and in respect of the term of full-time employment until the fifth anniversary of the date of this Restated Agreement and thereafter shall receive all of the compensation and all of the benefits he would otherwise be entitled to receive during the three-year Advisory Period; and, moreover, the Executive shall be relieved of his obligations under Section 8 of this Restated Agreement. For the purpose of determining the other benefits which would otherwise have accrued for the benefit of the Executive or which the Executive would otherwise have received under Sections 3.3 and 3.4 during or in respect of each year of the term of full-time employment had such termination not occurred, it shall be assumed that the Executive would have received benefits (including Executive bonuses, stock awards and other incentive compensation) equal to those which he received with respect to the last full fiscal year of the Company ended during the term of his full-time employment.

                 At the Executive's option, (i) an amount equal to the present value of such compensation and benefits plus the present value of the compensation which the Executive would be entitled to receive during the Advisory Period shall be paid immediately after the occurrence of the termination hereunder (such present values to be calculated on the basis of the rate of interest then being used under the actuarial assumptions of the Company's retirement plan, if any, for salaried employees, or, if there is no such plan, on the basis of a rate of interest determined to be fair, and certified as such, by an actuary selected jointly by the Company and the Executive), or (ii) such compensation and benefits shall be payable when they would otherwise have been due and payable if such termination had not occurred. Notwithstanding the foregoing, the Executive may, at any time within one year of the termination of his full-time employment under this Section, elect to receive the then present value of such remaining compensation and benefits determined as provided above. The Executive shall not be required to seek or accept other employment in order to mitigate his damages hereunder, and the Company's obligations to pay him following such termination shall not be reduced by the amount of any compensation actually received by the Executive for employment with any other person. If any stock options or stock awards made prior to the effective date of termination of the term of full-time employment shall lapse by reason of a termination governed by this Section, the Executive shall be entitled to recover from the Company as severance payments amounts equal to the aggregate of all losses sustained by the Executive by reason of such lapse.

                 5.       Expenses.

                          5.1     Upon submission of proper vouchers, the
Company will pay or reimburse the Executive for all transportation, hotel and living expenses




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incurred by the Executive on business trips outside the metropolitan Boston area, and for all other business and entertainment expenses reasonably incurred by him in connection with the business of the Company and its subsidiaries during the term of his service hereunder (including his term of full-time employment and the Advisory Period), all in accordance with Company policies in effect on the date hereof and/or hereafter from time to tine during the term of this Restated Agreement.

                          5.2     During the Executive's term of service under
this Restated Agreement, the Company shall provide the Executive with the exclusive use of an automobile (selected from time-to-time by the Executive) of comparable quality and condition with the automobile that is now being provided to the Executive by the Company, and the Company shall pay all expenses of its maintenance and operation, including, without limitation, comprehensive liability and personal injury and property damage insurance in amounts at least equal to the insurance coverage now provided. Upon termination of the Executive's term of service, the Executive shall have the right (but not the obligation) to purchase the automobile then being provided for his use by the Company at its then depreciated book value.

                          5.3     In the event that the Executive institutes
any legal action to enforce his rights under, or to recover damages for breach of, this Restated Agreement, and he is the prevailing party in such an action, he shall be entitled to recover from the Company any actual expenses for attorneys' fees and disbursements incurred by him.

                          5.4     The Company shall pay the fee of any actuary
retained to determine and certify the fairness of a rate of interest in accordance with Section 4.4.

                 6. Indemnification. The Company will indemnify the Executive and his legal representatives to the fullest extent permitted by the laws of the State of Delaware and the existing By-laws of the Company or any other applicable laws or the provisions of any other corporate document of the Company, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he or his legal representatives may be made a party by reason of his being or having been a director or an officer of the Company or any of its subsidiaries, or action taken purportedly on behalf of the Company or any of its subsidiaries. The Company will, upon request by the Executive, promptly advance or pay any amounts for costs, charges or expenses (including, but not limited to, legal fees and expenses incurred by counsel retained by the Executive) in respect of his right to indemnification hereunder, subject to a later determination as to the Executive's ultimate right to receive such payment. The provisions of this Section 6 will survive any termination of this Restated Agreement.




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                 7.       Protection of Confidential Information.

                          7.1     Covenant.  The Executive acknowledges that
his employment by the Company will, throughout the term of this Restated Agreement, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods, plans for future development and other information not readily available to the public. The Executive further acknowledges that the services to be performed under this Restated Agreement are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the business of the Company is international in scope, and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the Western Hemisphere. In recognition of the foregoing, the Executive covenants and agrees that he will keep secret all material confidential matters of the Company which are not otherwise in the public domain and will not (otherwise than in the ordinary course of the Company's business) intentionally disclose them to any Competitive Business (as defined in Section 8.3) either during or after the term of this Restated Agreement except with the Company's written consent.

                          7.2     Specific Remedy.  If the Executive commits a
material breach of any of the provisions of Section 7.1, the Company shall have, in addition to the other remedies provided by law, the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                          7.3     The provisions of this Section 7 shall
survive any termination of this Restated Agreement.

                 8.       Non-Competition.

                          8.1     Covenant.  (a)  In recognition of the
considerations described in Section 7.1 and in the preamble to this Restated Agreement, the Executive agrees that he shall not, without the written permission of the Company or unless relieved of his obligations hereunder in accordance with Section 4.4, (i) enter into the employ of or render any services to any person, firm, corporation or other entity engaged in any "Competitive Business" (as defined in Section 8.3), (ii) engage in any Competitive Business for his own account or (iii) become interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; provided, however, that nothing contained in this Section 8.1 shall be deemed to prohibit the Executive from acquiring, solely as an investment through market purchases, securities of any corporation which are registered under




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Section 12 of the Securities Exchange Act of 1934 and which are publicly traded so long an he is not part of any control group of such corporation.

                          (b)     The provisions of paragraph (a) of this
Section 8.1 shall apply for and during the period of the Executive's full-time employment hereunder and the three-year period following termination of the Executive's full-time employment, including, without limitation, termination of the Executive's full-time employment pursuant to Section 4.1; but such provisions shall not apply in the event of a termination of the Executive's employment pursuant to Section 4.4.

                8.2 Specific Remedy. In the event of a breach or threatened breach by the Executive of Section 8.1, the Company shall, in addition to the other remedies provided by law, have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of Section
8.1 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Notwithstanding anything to the contrary contained in this Restated Agreement, all options and other incentive awards granted to the Executive and all retirement, insurance and other benefits to which the Executive is entitled under any plan or this or any other agreement of the Company shall continue to be governed by the provisions of such plan or agreement upon the occurrence of any of the events referred to in
Section 8.1.

                          8.3     "Competitive Business".  The phrase
"Competitive Business" as used in this Restated Agreement shall mean any line of business that is substantially the same as any line of any operating business engaged in or conducted by the Company and which, during, or at the expiration of, the term of the Executive's full time employment, the Company was engaged in or conducting, or had, to the knowledge of the Executive, definitively planned to engage in or conduct, and which during the fiscal year of the Company next preceding the date as of which the determination of competitive status needs to be made constituted at least 3% of the gross sales of the Company and its subsidiaries. The Executive may, without being deemed in violation of Section 8.1, become a partner or employee of, or otherwise acquire an interest in, a stock or business brokerage firm, a consulting or advisory firm, an investment banking firm, or a similar organization (whether in partnership, corporate or other form) which, as part of its business, trades or invests in securities of Competitive Businesses or which represents or acts as agent or advisor for Competitive Businesses, but only on the condition that the Executive shall not personally render any services in connection with any such Competitive Business, either directly to such Competitive Business or other persons or to his firm in connection therewith.

                 9. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid



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telegram, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

                          9.1     If to the Company:

                                  175 McClellan Highway
                                  East Boston, Massachusetts 02128-9114

                                  Attention:  Board of Directors

                                  (with a copy, similarly addressed but
                                  Attention:  Legal Department)

                          9.2     If to the Executive, to him at his address on
the personnel records of the Company.

                 10.      General.

                          10.1    Governing Law.  This Restated Agreement shall
be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts, except that the provisions of Section 6 shall be governed by the laws of the State of Delaware.

                          10.2    Captions.  The Section headings contained
herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Restated Agreement.

                          10.3    Entire Agreement.  This Restated Agreement
sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

                          10.4    No Other Representations.  No representation,
promise or inducement has been made by either party that is not embodied in this Restated Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                          10.5    Assignability.  This Restated Agreement, and
the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to the business or substantially all of the assets of the Company,




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whether by merger, purchase of stock or assets or otherwise, which successor shall be deemed to have assumed such obligations.

                          10.6    Amendments; Waivers.  This Restated Agreement
may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Restated Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Restated Agreement.

                 IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Employment Agreement as of the date first above written.

                                        SYRATECH CORPORATION



                                        By:_____________________________________
                                                       Vice President



                                           _____________________________________
                                                       Leonard Florence







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